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                                V.F. CORPORATION


                          UNITED STATES TRUST COMPANY
                                  OF NEW YORK

                                   as Trustee




                              -----------------



                         Second Supplemental Indenture

                           Dated as of April 1, 1994

                                To the Indenture

                          Dated as of January 1, 1987



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        SECOND SUPPLEMENTAL INDENTURE, dated as of April 1, 1994, between V.F.
CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company"), having its principal offices at 1047 North Park Road, Wyomissing, Pennsylvania 19610, and UNITED STATES TRUST COMPANY OF NEW YORK, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (the "Trustee").

        WHEREAS, the Company has heretofore executed and delivered to MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Retired Trustee") an Indenture, dated as of January 1, 1987 between the Company and the Retired Trustee, as supplemented by the First Supplemental Indenture, dated as of September 1, 1989, among the Company, the Retired Trustee and the Trustee (collectively, the "Indenture"), providing for the issuance from time to time of its unsecured debentures, notes and other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided;

        WHEREAS, Sections 901(5) and 901(9) of the Indenture provide, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture (a) for the purpose of changing or eliminating any provision of the Indenture, provided that such change or elimination shall not be effective as to any Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision, and (b) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect;

        WHEREAS, the Company pursuant to the foregoing authority, proposes in and by this Second Supplemental Indenture to amend the Indenture in certain respects with respect to the Securities of any series created on or after the date hereof; and

        WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.





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                                   AGREEMENT

        NOW, THEREFORE, the Company and the Trustee hereby agree as follows:

        1. The definition of "Depositary" is hereby added to Section 101 of the Indenture to read in its entirety as follows:

             "'Depositary' means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more permanent global Securities, the person designated as Depositary by the Company pursuant to Section 301, which must be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and if at any time there is more than one such Person, 'Depositary' as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series."

        2. A new Section 205 is hereby inserted into the Indenture to read in its entirety as follows:

        "SECTION 205.  Securities in Permanent Global Form.

                 If the Company shall establish pursuant to Section 301 that the Securities of a series are to be issued in whole or in part in permanent global form, then notwithstanding Section 301(8) and the provisions of Section 302, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in permanent global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee or the Security Registrar in such manner and upon instructions given by such Person or Persons as shall be specified in such Security in permanent global form or in the Company Order to be delivered to the Trustee pursuant to Section 303 or Section 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee or the Security Registrar shall deliver and redeliver any Security in





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         permanent global form in the manner and upon instructions given by the
         Person or Persons specified in such Security or in the applicable Company Order. If a Company Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a global Security shall be in writing but need not comply with Section 102 and need not be accompanied by an Officer's Certificate or an Opinion of Counsel, provided that the permanent global Security to be endorsed, delivered or redelivered has previously been covered by an Opinion of Counsel.

                 The provisions of the last sentence of Section 303 shall only apply to any Security represented by a Security in permanent global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee or the Security Registrar the Security in permanent global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Officer's Certificate or an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

                 Except as provided in the Indenture and in any permanent global Security, owners of beneficial interests in any permanent global Security will not be entitled to have Securities registered in their names, will not receive or be entitled to physical delivery of Securities in definitive registered form and will not be considered the Holders thereof for any purpose under the Indenture. None of the Company, the Trustee, any Paying Agent nor the Securities Registrar shall have any responsibility or liability for any aspect of records relating to or payments made on account of beneficial ownership interests in any permanent global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests."

                 3.  Section 301 of the Indenture is hereby amended by:

                     (i) deleting paragraph two thereof and adding the following paragraph in lieu thereof:

                          "The Securities may be issued in one or more series.
                 There shall be established in or pursuant to a Board Resolution and, subject to Section 303,





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                 set forth, or determined in the manner provided, in an
                 Officer's Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,";

                      (ii ) adding the following to the end of the parenthetical phrase in clause (2):

                 "and except for any Securities which, pursuant to Section 303 of the Indenture, shall have not been issued and sold by the Company and are therefore deemed never to have been authenticated and delivered hereunder";

                      (iii)  adding the following to the beginning of clause
         (4):

                 "the Person to whom any interest on any Security of the series shall be payable if other than as set forth in Section 307,";

                       (iv)  renumbering clauses (11) through (13) as clauses
         (12) through (14);

                        (v)  adding the following as clause (11):

                          "(11) whether the Securities of the series are to be
                 issuable in whole or in part in permanent global form, without coupons, and, if so, (i) the circumstances under which beneficial owners of interests in such permanent global Security or Securities may exchange such interests for Securities of such series and of like interest rate and maturity and principal amount in definitive registered form and authorized denominations, if other than as set forth in
                 Section 305, and (ii) the Depositary with respect to any such permanent global Security or Securities;" and

                       (vi) deleting the penultimate paragraph thereof and adding the following paragraph in lieu thereof:

                          "All Securities of any one series shall be
                 substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth in the Officer's Certificate referred to above or in any such indenture supplemental hereto."





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                 4.  Section 302 of the Indenture is hereby amended to read in its entirety as follows:

                 "The Securities of each series shall be issuable in registered form without coupons and, except for any Security issuable in permanent global form, in such denominations as shall be specified in accordance with Section 301. In the absence of such provisions with respect to the Securities of any series, the Securities of such series, other than a Security issuable in permanent global form, shall be issuable in denominations of $1,000 and any integral multiple thereof."

                 5.  Section 303 of the Indenture is hereby amended by:

                        (i) adding the following paragraph immediately before the penultimate paragraph:

                          "Notwithstanding the provisions of Section 301 and of
                 the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer's Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such series to be issued"; and

                       (ii) adding the following at the end of the last paragraph:

                          "Notwithstanding the foregoing and subject, in the
                 case of a Security in permanent global form, to Section 205, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) directing such cancellation and stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and





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                 delivered hereunder and shall never be entitled to the
                 benefits of this Indenture."

                 6. Section 305 of the Indenture is hereby amended by adding the following paragraph to the end thereof:

                          "Notwithstanding the foregoing, except as otherwise
                 specified as contemplated by Section 301, any permanent global Security shall be exchangeable pursuant to this Section only as provided in this paragraph. The beneficial owners of interests in a permanent global Security are entitled to the exchange of such interests for Securities of such series and of like interest rate and maturity and principal amount in definitive registered form and authorized denomination, as specified by Section 301, if (a) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such permanent global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (b) if the Company in its sole discretion determines that such permanent global Security shall be exchangeable for definitive registered Securities and executes and delivers to the Security Registrar a Company Order providing that such permanent global Security shall be so exchangeable, or (c) any event shall have occurred and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the securities of the series of which such permanent global Security is a part. Without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee or the Security Registrar definitive registered Securities, executed by the Company, of that series in aggregate principal amount equal to the principal amount of such permanent global Security to be exchanged. On or after the earliest date on which such interests may be so exchanged, in accordance with instructions given by the Company to the Trustee, the Security Registrar and the Depositary (which instructions shall be in writing but need not comply with
                 Section 102 or be accompanied by an Opinion of Counsel), such permanent global Security shall be surrendered from time to time by the Depositary or such other depositary as shall be specified in the Company Order with respect





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                 thereto to the Trustee, as the Company's agent for such
                 purpose, or to the Security Registrar, to be exchanged, in whole or in part, for definitive Securities of the same series, without charge, and the Trustee shall authenticate and deliver in accordance with such instructions, in exchange for each portion of such permanent global Security, a like aggregate principal amount of definitive registered Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of that series for redemption and ending on the relevant Redemption Date. If a Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, such interest or defaulted interest will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security issued in exchange, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest or defaulted interest in respect of such permanent global Security is payable in accordance with the provisions of this Indenture.

                 7. Section 307 of the Indenture is hereby amended by adding the following at the beginning thereof and by lower casing the letter "I" immediately thereafter.

                        "Unless otherwise provided as contemplated by Section
                 301 with respect to any series of Securities,".

                 8. Section 309 of the Indenture is hereby amended by deleting the second sentence thereof and adding the following sentence in lieu thereof:

                         "The Company may at any time deliver to the Trustee
                 for cancellation any Securities previously authenticated and delivered hereunder which the Company





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                 may have acquired in any manner whatsoever and may
                 deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee."

                 9. Section 1107 of the Indenture is hereby amended by adding the following sentence at the end thereof:

                 "If a Security in permanent global form is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Security in permanent global form, without service charge, a new Security in permanent global form, in a denomination equal to and in exchange for the unredeemed portion of the principal of the Security in permanent global form so surrendered."

                 10. All provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture;
         and the Indenture, as supplemented by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                  11. The Trustee accepts the trusts created by the Indenture, as supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as supplemented by this Second Supplemental Indenture.

                  12. The recitals contained in the Indenture and the Securities, except the Trustee's certificate of authentication, shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Indenture or the Securities.

                  13. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

                   14. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.





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        IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the date first above written.


                                           V.F. CORPORATION


                                           By:
                                              -------------------------------
                                              Title:

[CORPORATE SEAL]

Attest:


- --------------------------
Title:

                                           UNITED STATES TRUST COMPANY
                                             OF NEW YORK


                                           By:
                                              -------------------------------
                                              Title:

[CORPORATE SEAL]

Attest:


- ---------------------------
Title:





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
COMMONWEALTH OF PENNSYLVANIA)
                            )  ss:
COUNTY OF BERKS             )


        On the --- day of April, 1994, before me personally came -------------, to me known, who, being duly sworn, did dispose and say that he is -------- of V.F. Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                                        ------------------------







COMMONWEALTH OF PENNSYLVANIA)
                            )  ss:
COUNTY OF BERKS             )


        On the --- day of April, 1994, before me personally came -------------, to me known, who, being duly sworn, did dispose and say that he is -------- of V.F. Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                                        ------------------------








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STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)


        On the --- day of April, 1994, before me personally came ------------, me known, who, being by me duly sworn, did dispose and say that he is a
- ------------ of United States Trust Company of New York, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                                        ------------------------





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